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                                                       Exhibit 10(d)




                              LEASE AMENDMENT II


     THIS LEASE AMENDMENT (the "Amendment") is made as of the 5th day of September, 1995 by and between Smallwood Village Associates ("Landlord") and Interstate General Company LP ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a lease for certain commercial space in Smallwood Village Shopping Center, St. Charles, Maryland dated June 15, 1981 (the "Lease"); and

     WHEREAS, Lease was amended by Lease Amendment dated October 1, 1991, and

     WHEREAS, Tenant requests two additional options to renew for five (5) years each; and

     WHEREAS, Landlord and Tenant wish to further amend the Lease to extend lease through August 31, 2005.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Landlord hereby extends lease agreement through August 31, 2005.

     2. The following language shall be added to paragraph 39 of the lease agreement:

               "Landlord agrees that at Tenant's request, and so long as Tenant is not in default under this Lease, Landlord shall assist Tenant in attempting to locate subtenants for portion of the Demised Premises."

     3. The following language shall be added to paragraph 33 of the lease agreement:

               In addition, in the event of termination by Landlord as aforesaid, if Landlord at its sole options so elects, Tenant shall pay to Landlord, on demand, as liquidated, agreed final damages, the following:

               1. The difference between (i) the rent and all other charges which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated as aforesaid, and (ii) the fair rental value of the demised premises for the same period, with said difference being discounted at the rate of six percent (6%) per annum to present worth, and

               2. Commissions, advertising, cost of repairs and other expenses incidental to the reletting of the demised premises.


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               For purposes of the foregoing sentence, the term rent shall include fixed minimum rental, Percentage Rent, additional rent, and all other charges and pass-throughs provided herein. For the purpose of computing Percentage Rent after a Default, the monthly percentage rent shall be deemed to be equal to the average monthly Percentage Rent paid hereunder for the twenty-four (24) months during the term preceding such termination (or for the entire preceding portion of the term if less than twenty-four months).

     4. Landlord hereby provides Tenant with two additional options to renew for five (5) years each commencing September 1, 2005.

     5. Except as specifically modified by this Amendment, the terms and provisions of the Lease will continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned has duly executed this Amendment, or caused this Amendment to be executed by their duly authorized representatives:


WITNESS:


/s/ Paul Resnik               By:  /s/ James Michael Wilson
-----------------------            --------------------------------------
                                   Smallwood Village Associates
                                   Interstate Business Corporation
                                      General Partner


/s/ Paul Resnik               By:  /s/ John E. Hans
-----------------------            ----------------------------------------
                                   TENANT - Interstate General Company L.P.


State of Maryland
           SS:
County of Charles

     Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date James Michael Wilson. Personally well known to me to be the President of Interstate Business Corporation a Delaware corporation, who being by me first duly sworn, did acknowledge that he/she, as the duly authorized officer of said Corporation, executed the foregoing and annexed instrument, in the name and on behalf of the Corporation, as its free act and deed for the uses and purposes contained herein.

     WITNESS my hand and official seal this 6th day of September, 1995.

/s/ Martha Haupt                        My Commission Expires Feb. 2, 1997
-----------------------------                                --------------
Notary Public